Exhibit 10.1

Execution Version

*	Certain terms of this Exhibit 10.1 have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as they are both not material and of the type that the registrant treats as private or confidential.

FOURTH AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT

This FOURTH AMENDMENT TO THE REVENUE INTEREST FINANCING AGREEMENT (this “Amendment”), dated as of January 3, 2024 (the “Fourth Amendment Effective Date”), is entered into by and between Liquidia Technologies, Inc., a Delaware corporation (the “Company”), and Healthcare Royalty Partners IV, L.P., a Delaware limited liability partnership, as the sole Investor and Investor Representative under the Agreement (as defined below) (the “Investor Representative”), solely with respect to certain enumerated provisions in the Agreement described herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties entered into that certain Revenue Interest Financing Agreement, dated as of January 9, 2023 (as amended by the First Amendment to the Revenue Interest Financing Agreement dated as of April 17, 2023, as amended by the Second Amendment to the Revenue Interest Finance Agreement dated as of June 28, 2023, and as amended by the Third Amendment to the Revenue Interest Finance Agreement dated as of  July 27, 2023, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to provide for an additional investment by the Investor Representative of $25,000,000, which additional amount will be added to and become a part of the Second Investment Amount on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Agreement to Pay Second Investment Amount. The Investor Representative and the Company hereby agree that by execution hereof, the Investor Representative hereby waives the requirements of Section 8.3(b) of the Agreement. Based on the foregoing, the Investor Representative and the Company agree that, subject to the Investor Representative’s receipt of an Omnibus Responsible Officer’s Certificate in a form agreed to by the Investor Representative and signed by a Responsible Officer of each Company Party pursuant to Section 8.6(c) of the Agreement, as of the Fourth Amendment Effective Date, the Company has satisfied the conditions set forth in Section 8.6(c) of the Agreement and has elected to receive, and the Investor has elected to make a payment of, an additional Twenty-Five Million Dollars ($25,000,000) (for an aggregate Second Investment Amount of Thirty-Five Million Dollars ($35,000,000)) of the Second Investment Amount to the Company on January 4, 2024.

2.            Amendment to Entire Agreement. Unless otherwise specified in this Amendment, references to (x) the “Second Closing Date” contained in the Agreement or any other Transaction Document shall mean a reference to “the Second Closing Dates” or “the applicable Second Closing Date”, as the context may require, and (y) “the Second Closing” shall mean “a Second Closing”, “each Second Closing”, or “the applicable Second Closing”, as the context may require.

3.            Amendment to Definition of “Quarterly Fixed Payments”. The definition of “Quarterly Fixed Payments” in Section 1.1 of the Agreement is hereby amended by deleting and replacing the reference to “Three Million Dollars ($3,000,000)” contained therein with “Four Million Seven Hundred Sixty-Five Thousand Dollars ($4,765,000)”.

4.            Amendments to Section 2.1(b). Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)        an aggregate sum equal to Thirty-Five Million Dollars ($35,000,000) (the “Second Investment Amount”) at not more than two separate Second Closing Dates, subject to the satisfaction of the conditions set forth in Section 8.3 and the performance of the obligations set forth in Section 8.6(c), in immediately available funds, by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the applicable Second Closing Date;”

5.            Amendment to Section 2.1(c). Section 2.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c)        the sum of Ten Million Dollars ($10,000,000) (the “Third Investment Amount”) on the Third Closing Date, subject to the satisfaction of the conditions set forth in Section 8.4 and the performance of the obligations set forth in Section 8.6(d), in immediately available funds, by wire transfer to an account designated in writing by the Company to the Investor Representative prior to the Third Closing Date; and”

6.            Amendment to Section 3.1(a). Section 3.1(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“(i)        On each Quarterly Payment Date, until the earlier of (A) subject to the proviso hereto, the Third Closing Date and (B) the date on which the Investor Representative has received payments (including, without limitation, any amounts received by the Investor pursuant to the Insurance Policy, if any) equal to the Hard Cap, the Company shall pay the Quarterly Fixed Payments to the Investor Representative; provided that, if the Third Closing Date has not occurred prior to June 30, 2025, then the Company shall (1) continue the Quarterly Fixed Payments until such time as the Investor Representative has received payments (including, without limitation, any amounts received by the Investor pursuant to the Insurance Policy, if any) equal to the Hard Cap, and (2) make a one-time payment of [***] to Investor Representative no later than July 30, 2025 (the “One-Time Fixed Payment”).”

7.            Amendment to Section 8.1(b). Section 8.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)        for each Closing related to the payment of the Second Investment Amount pursuant to Section 2.1(b) (each, a “Second Closing”), subject to the satisfaction of the conditions set forth Section 8.3 and Investor Representative’s receipt of the Second Closing Notice on or prior to December 31, 2023, on the date that is fifteen (15) Business Days following the satisfaction of the conditions set forth in Section 8.3 and Section 8.6(c) or such other date as mutually agreed to by the Company and the Investor (each, a “Second Closing Date”);”

8.            Amendment to Exhibit C. Exhibit C of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment.

9.            Reimbursement of Attorneys’ Fees. The Company agrees to reimburse the Investor Representative for all reasonable and documented fees, charges and disbursements of Sidley Austin LLP, counsel to the Investor Representative, required in connection with this Amendment and incurred as of the Fourth Amendment Effective Date, provided such reimbursement shall not to exceed [***].

10.           Representations and Warranties. To induce the Investor Representative to enter into this Amendment, each of the Company and each other member of the Company Group represents and warrants to the Investor Representative that, as of the date of this Amendment, (a) the execution, delivery and performance by each Company Party of this Amendment are within each such Company Party’s power and authority, and the execution, delivery and performance of this Amendment by each Company Party have been duly authorized by each Company Party, (b) the execution and delivery of this Amendment by each Company Party will not (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, Permit or license of any Governmental Authority to which any member of the Company Group or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which any member of the Company Group is a party or by which any member of the Company Group or any of their respective assets or properties is bound or committed (other than a Material Contract), (C) any Material Contract or (D) any term or provision of any of the Organization Documents of any member of the Company Group, except in the case of clause (A) or (B) where any such event would not reasonably be expected to result in a Material Adverse Effect or (ii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Collateral (in each case other than Permitted Liens), (c) this Amendment has been duly executed and delivered by each Company Party and constitutes the legal, valid and binding obligation of each such Company Party, enforceable against each such Company Party in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy, (d) no Bankruptcy Event with respect to any member of the Company Group or any Special Termination Event, Change of Control, Default or  Event of Default has occurred and is continuing.

11.           Effect on Agreement. Upon the execution and delivery of this Amendment by the Parties, the Agreement shall be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in Exhibits hereto or the other Transaction Documents) has been made or relied upon by either Party hereto.

12.           Agreement in Effect. Except as specifically provided for in this Amendment, the Agreement shall remain unmodified and in full force and effect.

13.           Headings. The headings of the Articles and Sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

14.           Other Miscellaneous Terms. The provisions of Article XII of the Agreement (other than Section 12.6, Section 12.10 and Section 12.13 of the Agreement) shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

15.           Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

16.           Entire Agreement; Conflicts. This Amendment, the Agreement and the other documents and instruments referred to herein and therein constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof. In the event of any conflict between the terms and provisions of this Amendment and any Transaction Document, the terms and provisions of this Amendment shall control.

17.           Reaffirmation by the Company Parties. Each Company Party that is a party hereto hereby consents to the amendments of the Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Transaction Document to which such Company Party is a party is, and the obligations of such Company Party contained in the Agreement, this Amendment or in any other Transaction Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case, as amended by this Amendment. For greater certainty and without limiting the foregoing, each Company Party hereby confirms that the security interests granted by such Company Party in favor of the Investor Representative and the Investor pursuant to the Transaction Documents in the Collateral described therein remain in full force and effect, are not released or reduced and shall continue to secure the Obligations and the Secured Obligations (as defined in the Security Agreement).

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Fourth Amendment Effective Date.

THE COMPANY:

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Michael Kaseta
	Name:	Mike Kaseta
	Title:	CFO

[Signature Page to Fourth Amendment to the Revenue Interest Financing Agreement]

INVESTOR REPRESENTATIVE:

HEALTHCARE ROYALTY PARTNERS IV, L.P.

By:	HealthCare Royalty GP IV, LLC,
its general partner

By:	/s/ Clarke Brannen Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

[Signature Page to Fourth Amendment to the Revenue Interest Financing Agreement]

Acknowledged and Agreed,

LIQUIDIA CORPORATION

By:	/s/ Michael Kaseta
	Name:	Mike Kaseta
	Title:	CFO

LIQUIDIA PAH, LLC

By:	/s/ Michael Kaseta
	Name:	Mike Kaseta
CFO

[Signature Page to Fourth Amendment to the Revenue Interest Financing Agreement]

EXHIBIT A

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